Exhibit 99.1

‘Frontiers in Medicine’ publishes Organicell’s Case Report Demonstrating the
Use of Zofin™ In The Treatment of

COVID-19 Patients

Miami, FL (March 18, 2021) - Organicell Regenerative Medicine, Inc. (OTCMKTS: BPSR), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, today announced the publication of a peer-reviewed case report analyzing the clinical outcomes of Zofin treatment in three critically ill patients suffering from severe, multi-organ complications induced by COVID-19 infection. The report was published today in the journal “Frontiers in Medicine.” The peer-reviewed article demonstrates the first use of an amniotic fluid-derived extracellular vesicles biologic as a safe and potentially efficacious therapeutic treatment for respiratory failure induced by COVID-19 infection.

“We are proud to share that ‘Frontiers in Medicine’ has published our case report on the exciting results of our Zofin treatment for respiratory failure induced by COVID-19 infection. We look forward to continuing to research Zofin in COVID-19 patients through our clinical trials,” said Albert Mitrani, CEO of Organicell.

“I am pleased to see that our research and development is translating into clinical settings. This case report helps demonstrate the safety, accessibility, and feasibility of Zofin for respiratory failure induced by COVID-19 infection,” said Dr. Mari Mitrani, Chief Science Officer of Organicell.

All three patients were diagnosed with COVID-19, developed respiratory failure, and were hospitalized for more than 40 days. Zofin was administered to patients concurrently with ongoing medical care and were monitored for 28-days post-therapy.

ABOUT ORGANICELL REGENERATIVE MEDICINE, INC.

Organicell Regenerative Medicine, Inc. (OTCMKTS: BPSR) is a clinical-stage biopharmaceutical company that harnesses the power of exosomes to develop innovative biological therapeutics for the treatment of degenerative diseases. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded in 2008 by Albert Mitrani, Chief Executive Officer and Dr. Mari Mitrani, Chief Scientific Officer. To learn more, please visit https://organicell.com/.

FORWARD-LOOKING STATEMENTS

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Jeffrey Freedman

RooneyPartners

646-432-0191

jfreedman@rooneyco.com